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                                                                 Exhibit 3.1

                                     FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  EVERCEL, INC.


         Evercel, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify for the purposes of amending and restating its Certificate of Incorporation (i) that the original Certificate of Incorporation was filed with the Secretary of the State of Delaware on the 22nd day of June, 1998, and amended on the 29th day of September, 1998, (ii) the original name of the corporation ("Corporation") was BST Systems Acquisition Corp.; the Corporation's name was amended to be "Evercel, Inc." on September 29, 1998, (iii) the Certificate of Incorporation of the Corporation is hereby amended by striking out Articles "Third" through "Tenth", "Twelfth" and "Thirteenth" thereof and by substituting in lieu thereof the new Articles "Third" through "Tenth" which Articles are set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for, (iv) that the amendments and restatement of this Amended and Restated Certificate of Incorporation herein certified have been duly adopted by the Board of Directors and the Sole Shareholder by written consent in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware, and (v) the provisions of the Certificate of Incorporation of the Corporation as hereby amended, are hereby restated and integrated into a single instrument which is hereinafter set forth, and which is entitled "Amended and Restated Certificate of Incorporation of Evercel, Inc." without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as originally filed and amended and the provisions of the said single instrument hereinafter set forth.

         NOW, THEREFORE, the Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation read as follows:

         FIRST: The name of the Corporation (hereinafter called the "Corporation") is Evercel, Inc.

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


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         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is as follows:

         10,000,000 shares of Common Stock, $.01 par value (the "Common Stock"); and
         1,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock")

         The classes of capital stock of the Corporation shall have the preferences, voting powers and relative participating, optional or other special rights, and qualifications, limitations or restrictions as set forth in this Article Fourth.

                              PART A - COMMON STOCK

         SECTION 1. VOTING RIGHTS AND POWERS.

         (a) Except as otherwise required by law, with respect to all matters upon which stockholders are entitled to vote or give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his or her name. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by stockholders without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         (b) This Section 1 of Part A of Article Fourth shall not be amended, altered or repealed except by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the stockholders.

         SECTION 2. DIVIDENDS, ETC. Subject to the rights of any one or more series of Preferred Stock, if any, the holders of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends and shall share equally, share for share, in all such dividends and distributions.

         SECTION 3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment shall have been made to the holders of Preferred Stock, if any, of the full amount to which they are entitled, the holders of Common Stock shall be entitled to share equally, share for share, in all remaining assets of the Corporation available for distribution to its stockholders.

         SECTION 4. RESTRICTION ON TRANSFER.

         (a) The shares of the Corporation distributed by Energy Research Corporation, a New York corporation, to its stockholders, in connection with the "Distribution" as described in the Registration Statement on Form SB-2 originally filed by the Corporation with the Securities and Exchange Commission on September 30, 1998 as amended (the "Registration Statement") in connection with the offering of transferable subscription rights to subscribe for and purchase additional shares of Corporation Common Stock (the "Rights Offering") or any right or interest


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therein shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, prior to the date on which the Rights Agent for the Rights Offering, delivers to the Company final notice of the number of shares of Corporation Common Stock subscribed for in the Rights Offering (the "Closing Date") (the "Restriction on Transfer").

         (b) The Restriction on Transfer contained in Section 4(a) shall immediately terminate and be of no further force or effect as to any of the shares of Common Stock of the Corporation upon the Closing Date and shall not be applicable to the shares of the Company acquired by stockholders of the Corporation pursuant to the Rights Offering or to the shares of the Corporation which are acquired by the Underwriters in connection with the Rights Offering pursuant to (i) any Standby Underwriting Agreement entered into in connection therewith or (ii) the Overallotment Option, as defined in the Registration Statement which may be granted to the Underwriters in connection with the Rights Offering.

                            PART B - PREFERRED STOCK

         SECTION 1. GENERAL. The Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the relative rights and preferences as between the different series provided in Section 2 hereof, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

         SECTION 2. ESTABLISHMENT OF A SERIES. Subject to the provisions of this Article Fourth, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the State of Delaware, to file with the State of Delaware a Certificate of Designations in which the Board of Directors may fix and determine the preferences, voting powers, designations and relative participating, optional or other special rights and qualifications, limitations or restrictions of each series including, but not limited to:

         (a) the number of shares to constitute such series and the distinctive designation of such series;

         (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividend;

         (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

         (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

         (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;


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         (f)  whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio and other conversion rights;

         (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

         (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter permitted by the laws of the State of Delaware.

         Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series.

         SECTION 3. DIVIDENDS. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cash dividends at the rates fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in Section 2 (hereinafter referred to as "dividend dates"). Until all accrued dividends on each series of Preferred Stock shall have been paid through the last preceding dividend date of each such series, no dividend or distribution shall be made to holders of Common Stock other than a dividend payable in Common Stock of the Corporation. Dividends on shares of any cumulative series of Preferred Stock shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. Nothing hereincontained shall be deemed to limit the right of the Corporation to purchase or otherwise acquire at any time any shares of its capital stock.

         For purposes of this Article Fourth, the amount of dividends "accrued" on any shares of any cumulative series of Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared. The amount of dividends "accrued" on any noncumulative series of Preferred Stock shall mean only those dividends declared by the Board of Directors, unless otherwise specified for such series by the Board of Directors pursuant to
Section 2.

         SECTION 4. LIQUIDATION. Upon the voluntary or involuntary liquidation of the Corporation, before any payment or distribution of the assets of the Corporation shall be made to or set apart for Common Stock or any other class of stock, the holders of Preferred Stock shall be entitled to payment of the amount of the preference payable upon such liquidation of the Corporation fixed by the Board of Directors for the respective series as provided in Section 2. If, upon any such liquidation, the assets of the Corporation shall be insufficient to pay in full to the holders of the Preferred Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, the merger or consolidation of the Corporation into


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or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation of the Corporation for the purpose of this Section 4.

         SECTION 5. RETIREMENT. Any shares of Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund provisions with respect to any series of Preferred Stock, shall be retired and shall thereafter have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

         SECTION 6. VOTING RIGHTS. The Common Stock shall have exclusive voting power except as required by law and except to the extent the Board of Directors shall, at the time any series of Preferred Stock is established, determine that the shares of such series shall vote (a) together as a single class with shares of Common Stock and/or with shares of Preferred Stock (or one or more other series thereof) on all or certain matters presented to the stockholders and/or upon the occurrence of any specified event or condition, and/or (b) exclusively on certain matters, or, upon the occurrence of any specified event or condition, on all or certain matters. The Board of Directors, in establishing a series of Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of the Common Stock or of other series of Preferred Stock notwithstanding that the shares of such series of Preferred Stock may vote as a single class with the shares of other series of Preferred Stock and/or with the shares of Common Stock.

         FIFTH: The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the number of directors constituting the entire Board of Directors. At the annual meeting of the stockholders held in 1999, Class I directors shall be elected for a one year term, Class II directors shall be elected for a two year term, and Class III directors shall be elected for a three year term, and in each case until their successors are duly elected and qualified. At each annual meeting thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until there successors shall be elected and qualified, subject to prior death, resignation, retirement or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Any director elected to fill a vacancy resulting from an increase in any class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for the remaining term of the class to which such director is elected. No decrease in the size of the Board of Directors shall have the effect of removing or shortening the term of any incumbent director.

         SIXTH: The Corporation shall have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or


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stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 29l of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. The business and affairs of the Corporation will be managed by and under the direction of the Board of Directors.

         2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

         3. The Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware.

         NINTH: (a) The Corporation may, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a


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knowing violation of law, (iii) pursuant to Section 174 of the Delaware General
Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         TENTH: The Board of Directors of the Corporation, when evaluating any offer of another person ("Offering Person") to (a) purchase or exchange any securities or property for any outstanding equity securities of the Corporation,
(b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including without limitation the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, the business and financial condition and earnings prospects of the Offering Person, including without limitation, debt service and other existing or likely financial obligations of the Offering Person, and the possible effect of such conditions upon the Corporation, and the other elements of the communities in which the Corporation operates or is located, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be better served by a continued independence of the Corporation. Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of all voting stock, voting together as a single class, shall be required to amend or repeal this Article Tenth, or to adopt any provision inconsistent herewith.

         ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eleventh.


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         IN WITNESS WHEREOF, the undersigned Chairman, Acting President and
Chief Executive Officer of Evercel, Inc. have signed this Amended and Restated Certificate of Incorporation this ______ day of __________, 1999.



                                  -------------------------------------------
                                  Jerry D. Leitman
                                  Title: Chairman, Acting President and Chief
                                         Executive Officer

Attest:


------------------------------
By: Joseph Mahler
Title: Secretary


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